UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A/A

Amendment No. 5

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933

VORTEX BRANDS, INC.
(Exact name of registrant as specified in its charter)

Date: February __, 2019

Colorado	7389	81-1007448
(State of Other Jurisdiction Of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Attn: Todd Higley

Chief Executive Officer

3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835

Telephone: 213-260-0321

Please send copies of all correspondence to our corporate business address:

Attn: Todd Higley, CEO

3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835

Telephone: 213-260-0321

The address for our corporate agent of service:

1942 Broadway Street, Suite 314C, Boulder, CO 80302

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

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PRELIMINARY OFFERING CIRCULAR DATED FEBRUARY __, 2019

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

VORTEX BRANDS

1,000,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

In this public offering we, “VORTEX BRANDS.” are offering 1,000,000,000 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. Each investor must purchase a minimum of 200 shares. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Todd Higley. Mr. Higley is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 1,000,000,000 shares being offered herein by the Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.005 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	NET PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.005	Not applicable	$0.005
Minimum Purchase	None	Not applicable	Not applicable
Total (1,000,000,000 shares)	$5,000,000	Not applicable	$5,000,000

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Currently, our officers and directors own none of our Common Stock and have 64% of the voting power of our outstanding capital stock (including common and preferred). After the offering, assuming all the shares being offered on behalf of the company are sold, our officers and directors will hold or have the ability to control approximately 61% of the voting power of our outstanding capital stock.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $20,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of VORTEX BRANDS.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is February ___, 2019

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

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You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘Vortex Brands,’’ the “Company,’’ ‘‘we,’’, “Vortex:, “VTXB”, ‘‘us,’’ and ‘‘our,’’ refer to Vortex Brands, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending February 28. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

Vortex Brands Co. (“Vortex Brands”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Colorado on May 6, 2005 under the name of Global Sunrise, Inc. On January 15, 2007 the Company changed its name to Zulu Energy Corp. On May 29, 2014, the Company changed its name to Vortex Brands Co. The Company trades on OTC Markets PINKS under the symbol “VTXB”.

Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835 and our registered office is located at 1942 Broadway Street, Suite 314C, Boulder, CO 80302. Our telephone number is 213-260-0321. Our E-Mail address is info@vortexbrands.us.

The address of our web site is www.vortexbrands.us and www.blockchainenergyinc.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

Our Company

Our Company will provide as a service multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities worldwide. PAS is a one-of-a-kind technology designed to address a one-hundred-year-old inherent problem that was thought to be unsolvable: the inefficient power consumption caused by electric motors. The solution will extend the life of the grid by protecting it from excessive wear and damage, improve grid reliability by reducing line congestion and increasing reserve margin, while creating true cost savings for the utility. Poor power efficiency has been the unsolvable issue in every facility that operates electric motors. PAS is designed to address industrial and commercial use applications in a scalable solution. Operations initially are focused in California before expanding nationwide.

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This Offering

All dollar amounts refer to US dollars unless otherwise indicated.

We have 207,050,000 shares of common stock issued and outstanding. Through this offering, we intend to register 1,000,000,000 (one billion) shares for offering to the public. The price at which we offer these shares is fixed at $0.005 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

1,000,000,000 shares of common stock, at a fixed price of $0.005 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at a fixed price per share of $0.005 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	207,050,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	1,207,050,000 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before the offering of common stock	The following Preferred shares are currently issued and outstanding: 6,121,000 shares of Series C Preferred Stock

Number of shares of preferred stock outstanding after the offering of common stock	The following Preferred shares will be outstanding after offering: 6,121,000 shares of Series C Preferred Stock

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares on OTC PINKS under the symbol “VTXB”. As of January 24, 2018, VTXB price was at $0.0025 per share. The last transaction price was at $0.0025.
The offering price for the shares will remain at $0.005 per share for the duration of the offering.

Use of Proceeds

We intend to use the net proceeds to us for working capital, to purchase parts needed to assemble the initial set of systems, and installing PAS systems in select industrial locations, to share the resultant data with electric utilities, and to update our website so that it is more appealing.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 1,000,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Since our officers and directors own approximately 64% of the voting power of our outstanding capital stock (including common and preferred). After the offering, assuming all the shares being offered on behalf of the company are sold, our officers and directors will hold or have the ability to control approximately 61% of the voting power of our outstanding capital stock since our officers and directors currently own significant voting power, investors may find that their decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our officers and directors, or their successors.

As a result, our officers and directors will have control of the Company even if the full offering is subscribed for and be able to choose all of our directors. Their interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to us.

Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not abuse their discretion in executing our business affairs, as their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Status as Not a Shell Company

The Company it is not a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a "start-up" company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from "shell" companies covered under Rule 144(i)(1)(i) (the "Rule"). In adopting the definition of a shell company in SEC Release No. 33-8587 (the "Release"), the Commission stated that it intentionally did not define the term "nominal" and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered "nominal" is, to a large degree, subjective and based upon facts and circumstances of each individual case.

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The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

Demonstration unit has been installed in Sacramento, CA and shown to various stakeholders.

Preparations are underway to prepare for a pilot program of up to 100 installed PAS units.

Plans are being formed to ensure manufacturing and installation is as efficient as possible.

The Company's operations are more than just "nominal." As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company's operations are in-fact "nominal". Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a "shell" company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term "nominal" regarding a shell company.

It is reasonably commonplace that development stage or "start-up" companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company's management has been working at implementing the Company's core business strategy, including, but not limited to, meeting with distribution and installation partners, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than "nominal" and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

Investing in the Company’s Securities is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, including those listed in this Securities Offering.

Risks Related to our Business

This offering is being conducted by the Company without the benefit of an underwriter, as such there is no assurance that we can raise the intended amount.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has been engaged to sell the shares instead our officers and directors will attempt to sell the shares. As such there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

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We are not currently profitable and may not become profitable.

We have incurred operating losses since our formation and expect to incur losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of the common stock.

We must raise approximately $1,000,000 of the $5,000,000 offered in this offering to begin installing our initial 100 units. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

We are a new company with a limited operating history and we face a high risk of business failure that could result in the loss of your investment.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of our Offering Circular can be made. We have limited business operations.

Accordingly, our future revenue and operating results are difficult to forecast. As of the date of this Offering Circular, we have earned limited revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

Adverse developments that develop in the global economy restricting the credit markets may materially and negatively impact our business.

Though current global economic conditions appear stable and it has been several years from the last downturn in the world’s major economies which constrained the credit markets, we must be aware that similar events could occur quickly and could heighten a number of material risks to our business, cash flows, and financial condition, as well as our future prospects. Any such current or future issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, any current or future volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. Should a credit crisis develop in other countries, for example, which could create concerns over any number of economic indicators, it could increase volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise sufficient capital from this offering.

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Our operating results may prove unpredictable, which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from operations our inability to secure long-term service contract with the utilities that benefit from the installed technology; the level of commercial acceptance of our technology; fluctuations in the demand for our technology; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our officers and directors, any one of their departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on any of our officers and directors.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to manage our future growth, our business could be harmed and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Competitors may enter this sector with superior infrastructure and backing, infringing on our customer base, and affecting our business adversely.

We have identified a market opportunity for our services. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse effect upon our business and the results of our operations.

Since we anticipate operating expenses will increase prior to earning revenue, we may never achieve profitability.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of our service. Within the next 18 months, we will have costs related to (i) manufacturing, partnership, and administration resources, (ii) development of manufacturing, distribution, and installation protocols; (iii) initiation of our marketing and promotional campaign, (iv) administrative and legal expenses, and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products and services will attract potential buyers, generate any operating revenue, or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

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Risks Related To This Offering

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

We have only been recently formed and have only a limited operating history with limited earnings; therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.005 per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.005. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if we obtain a listing on any exchange or become quoted on the OTC Markets.

We have 3,000,000,000 authorized shares of common stock, of which 207,050,000 shares are currently issued and outstanding and 1,207,050,000 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

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In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

You may face significant restriction on the resale of your shares due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states after they have viewed this Prospectus. We will initially focus our offering in the state of New York and will rely on exemptions found under New York Law. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Dilution

The price of the current offering is fixed at $0.005 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors which was $0.001 and $0.002, respectively.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

13

We intend to sell 1,000,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 1,000,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	207,050,000	17.2%	$234,000	4.5%	$0.0011
Purchasers of Shares	1,000,000,000	82.8%	$5,000,000	95.5%	$0.005
Total	1,207,050,000	100%	$5,234,000	100%	$0.0043

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of August 31, 2018. Totals may vary due to rounding.

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$0.005	$0.005	$0.005	$0.005
	per share	per share	per share	per share

Net tangible book value at August 31, 2018	$(0.00002)	$(0.00002)	$(0.00002)	$(0.00002)
	per share	per share	per share	per share

Net tangible book value after giving effect to the offering	$0.0027	$0.0035	$0.0039	$0.0041
	per share	per share	per share	per share

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.0027	$0.0035	$0.0039	$0.0041
	per share	per share	per share	per share

Per Share Dilution to New Investors	$0.0023	$0.0015	$0.0011	$0.0009
	per share	per share	per share	per share

Percent Dilution to New Investors	53.6%	70.0%	77.9%	82.4%

SELLING SHAREHOLDERS

None

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

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PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct public offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent. The Company has 207,050,000 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 1,000,000,000 shares of its common stock for sale at the price of $0.005 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Todd Higley will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Todd Higley is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Todd Higley will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Higley is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Higley will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Todd Higley will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,000,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.005 for the duration of this offering. Our common stock is listed on a public exchange and quoted over-the counter, OTC PINK, under the symbol, VTXB. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $0.005 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $20,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Vortex Brands”. The Company will provide either proof of a book entry or deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

15

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.005. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $5,000,000 as anticipated.

If 1,000,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 1,000,000
Development costs associated with current projects	3,250,000
Development costs for future projects	250,000
Marketing and distribution costs of product(s)	500,000
TOTAL	$ 5,000,000

If 750,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 750,000
Development costs associated with current projects	2,350,000
Development costs for future projects	200,000
Marketing and distribution costs of product(s)	450,000
TOTAL	$ 3,750,000

If 500,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 520,000
Development costs associated with current projects	1,450,000
Development costs for future projects	150,000
Marketing and distribution costs of product(s)	380,000
TOTAL	$ 2,500,000

If 250,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 360,000
Development costs associated with current projects	650,000
Development costs for future projects	90,000
Marketing and distribution costs of product(s)	150,000
TOTAL	$ 1,250,000

The above figures represent only estimated costs for the next 12 months.

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Item 7: Description of Business

Vortex Brands Co. (“Vortex Brands”, “we”, “us”, “our”, the "Company" or the "Registrant") was originally incorporated in the State of Colorado on May 6, 2005 under the name of Global Sunrise, Inc. On January 15, 2007 the Company changed its name to Zulu Energy Corp. On May 29, 2014, the Company changed its name to Vortex Brands Co. The Company trades on OTC Markets PINKS under the symbol “VTXB”.

Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835, and our registered office is located at 1942 Broadway Street, Suite 314C, Boulder, CO 80302. Our telephone number is 213-260-0321. Our E-Mail address is info@vortexbrands.us.

The address of our web site is www.vortexbrands.us and www.blockchainenergyinc.com. The information at our web site is for general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

Reverse Merger

On February 19, 2018, the Company executed a reverse merger with Blockchain Energy, Inc. whereby the Company acquired 100% of Blockchain Energy, in exchange for 117,000,000 shares of Vortex Brands common stock and 9,996,000* shares of Series C Preferred Stock. Immediately prior to the reverse merger, there were 90,050,000 common shares outstanding and 1,077,016 shares of Super Preferred shares outstanding and Tom Olmstead was the sole officer/director. After the reverse merger, the Company had 207,050,000 Common shares outstanding and 9,996,000* shares of Series C Preferred shares outstanding and the Super Preferred were cancelled as agreed by Tom Olmstead as part of the reverse merger. For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of the Company with Blockchain being considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The shares issued to the shareholders of Blockchain in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

Blockchain Energy was incorporated in the State of Colorado on December 28, 2017. Blockchain Energy was the surviving Company and became a wholly owned subsidiary of Vortex Brands. Vortex Brands had no operations, assets or liabilities prior to the reverse merger. This is the current corporate organization:

Vortex Brands, Inc. trades on the OTC Pink Sheets under the symbol “VTXB”.

 * Mr. Kirkland and Mr. Jones resigned on October 29, 2018 and their shares were surrendered as disclosed below.

Business of Registrant

Our Company will act as the operating entity in the commercialization efforts of Phase Angle Synchronization (PAS) equipment offered as a service and will create and administer relevant contracts providing PAS service to electric utilities nationwide. Contract services will include creating, negotiating, and administering the monthly service agreements with the electric utility and collecting revenue from a service fee we will charge that shares a portion of the savings for the electric utility created by each PAS service installation. Contract administration may also include contracts for the sourcing or manufacturing of components, assembly, marketing, installation, and maintenance of PAS equipment.

The PAS service will address the problem of inefficient power consumption inherent in every electric motor. This problem places a strain on the grid--namely the transmission and distribution infrastructure of the electric utility--by contributing to what is known as "line congestion". The PAS equipment improves the consumption efficiency of electricity, installed in parallel behind the meter, and corrects the phase angle precisely to 12 degrees on every cycle (every 1/60th of a second) with the application of precise capacitance phase-to-phase. PAS does this with a complex high-speed computer, which took 25 years to develop because the conceptualized solution did not have the complimentary high-speed computing power to work as fast as was necessary to perform this function, until just a few years ago.

17

The equipment appears to be different than any other solution because it operates without a reactor, has no cooling fans, and uses a simple "plug-and-play" installation without costly custom engineering. PAS also removes line congestion, improves electric grid stability, and extends the life of electric utility infrastructure. The benefits accrue to the electric utility, primarily since PAS reduces kilovolt-ampere, or kVA, while maintaining the kilowatt-hours, or kWh. This result was measured at a manufacturing facility during R&D comparing the utility bill from the month before PAS installation to the bill after installation. This same result is shown on the demo unit each time it has been shown. The utility bills each customer in kWh but provides kVA so, a reduction in kVA to any facility where PAS is installed will reduce the operating costs of the electric utility, and since it protects the infrastructure PAS will further reduce the electric utility's maintenance costs.

Clients of the utility who have PAS equipment installed benefit from a reliable grid, meaning less incidence of brown-outs or black-outs, and increased public relations with the ability to publicize the extent to which their facility has reduced its environmental impact by reducing the amount of power the electric utility needs to produce to service the client's facility. The amount of kVA reduction will be available on every electric bill, so when compared to a baseline operating case for a period prior to PAS installation, there will be an exact amount of "saved kVA" that will translate into trackable and traceable improvements as to environmental impact. Through our operating subsidiary Blockchain Energy, Inc., our company has conceptualized utilizing the public ledger aspects of blockchain technology to document the environmental impact improvements from any PAS service installation, by either implementing available third-party solution or by developing our own solution. Though second in priority to the pilot program and commercialization of the PAS service, a publicly verifiable ledger of these environmental impact improvements could add credibility to the client's publicity of positive environmental impact.

Our company holds the irrevocable right to purchase all components necessary to effectuate the PAS system from Tripac Systems, and holds the custodial rights to the demo PAS equipment, as evidenced by the Memorandum of Understanding attached as Exhibit 6.2, and will act in connection with Tripac Systems to commercialize PAS equipment offered as a service to electric utilities nationwide, as described above. Tripac Systems has done the research and development of PAS equipment over the last 25 years. Their capabilities include experience at assembling the equipment from off-the-shelf components and designing the plans and schematics for PAS equipment. Tripac Systems does not need to have manufacturing capability since they utilize off-the-shelf components in the assembly, though they have tested various manufactured components for quality and performance. Our Company will take the lead, with Tripac Systems offering expert knowledge and advice as needed, to develop a standardized process for the assembly of and installation instructions for PAS equipment, create the procedure for sourcing components, and establishing the criteria for the selection and administration of any third-party contract needed to manufacture, assemble, market, install, or maintain the PAS equipment.

When we first put together a team to bring PAS to market, that team included directors of Fazync, an IHSI subsidiary, and we envisioned contracting with Fazync to handle installations and maintenance of PAS due to their electrical contracting experience. However, in an effort to simplify our corporate structure those functions will be contracted out to various electrical contractors as needed. Therefore, we have amicably terminated our relationship with IHSI and their subsidiary, Fazync, and their officers have resigned from our board of directors. However, we remain open to explore opportunities in the future where capabilities from one group may add value to the other. Likewise, the prior contracts between Tripac Systems and Fazync have also been terminated. The termination agreement is attached for reference as Exhibit 6.1.

Operations are initially focused in California before expanding nationwide where we are in the planning stage of designing the roll-out of a pilot program with multiple PAS units to demonstrate performance on a large scale and in varying installation environments. Current efforts are focused on site selection for PAS installations and stakeholder and industry support of the pilot program. Only after the PAS units have been installed and a minimum of 2 months of performance data have been collected will we execute service contracts with the utility based on collecting a portion of the savings our service provides. The demonstration unit in Sacramento has been shown to various stakeholders multiple times. Further demonstrations are planned for 4th quarter of 2018, while we finalize the pilot program planning and further refine the manufacturing and installation processes. There are no material hurdles to initiating the pilot program beyond having sufficient capital to execute the business plan, since equipment will be installed at no cost to the utility or their clients during the pilot program. The minimum capital estimate needed to implement the business plan, including the pilot program, ranges from a low case of 25% of this offering, or $1.25 Million to a high case of 50% of this offering or $2.50 Million. The quantity and quality of the expected performance data increases closer to the high case since additional capital means more data from more units operating in more locations.

18

Government Regulations

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Competition

At this time, we have not completed a thorough competitive analysis. We intend to use part of the proceeds to conduct such analysis and structure our strategy accordingly.

Employees and Employment Agreements

As of March 1, 2018, we have employment agreements with our directors and officers. Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required. The officers and directors have agreed to receive stock as described herein as compensation for their employment. In addition to stock allocations, Mr. Higley and Mrs. Widner-White have agreed to $100,000 each in annual deferred compensation, until such time as sufficient operating capital has been raised.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our directors and officers.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development of our business plan.

Intellectual Property

We do not currently hold rights to any intellectual property rights.

Research and Development

Since our inception to the date of this Offering Circular, we have spent $8,000 on research and development activities.

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Reports to Security Holders

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website at: http://www.sec.gov/cgi-bin/browse-edgar?company=vortex+brands&owner=exclude&action=getcompany. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.

Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on February 28 (February 29 in leap years), our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

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Going Concern

Our auditors expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8: Description of Property

Our office space needs are limited at the current time. We have moved our demonstration unit to Tripac's Washington State location to standardize unit design and assembly for the upcoming pilot program. Mr. Kirkland and Mr. Jones, our prior directors, had provided space in the past, and their company is being compensated as per the termination agreement. Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835.

Item 9: Management’s Discussion and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, the majority of our time has been spent on capital raising and refining and implementing our business plan.

The following summary of our results of operations should be read in conjunction with our financial statements for the six months ended August 31, 2018 and the period from inception December 28, 2017 to February 28, 2018, which are included herein.

		From inception
	Six Months Ended	December 28, 2017 to
	August	February 28,
	2018	2018
Revenues	$-	$-
Operating expense	-
General and administrative	116,552	9,192
Research and development	41,027	8,000
Professional fees	48,344	16,000
Net Loss	$(205,923)	$(33,192)

We have generated no revenues since inception December 28, 2017 and have incurred $239,115 in expenses through August 31, 2018.

Liquidity and Capital Resources

Working capital

The following table presents our work capital position as at August 31, 2018 and February 28, 2018:

	August 31,	February 28,
	2018	2018	Changes
Cash	$5,760	$107,217	$(101,457)

Current Assets	$8,760	$107,217	$(98,457)
Current Liabilities	103,160	-	103,160
Working Capital (Deficiency)	$(94,400)	$107,217	$(201,617)

The change in working capital during the six months ended August 31, 2018, was primarily due to a decrease in current assets of $98,457 and an increase in current liabilities of $103,160. Current assets decreased primarily due to a decrease in cash. Current liabilities increased primarily due to an increase in accrued management fees of $100,000.

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Cash Flow

The following tables presents our cash flow for the six months ended August 31, 2018 and the period from inception December 28, 2017 to February 28, 2018:

		From inception
	Six Months Ended	December 28, 2017 to
	August	February 28,
	2018	2018
Net Cash Used in Operating Activities	$(101,457)	$(31,306)
Net Cash Used in Investing Activities	$-	$(95,447)
Net Cash Provided by Financing Activities	$-	$234,000
Net change in cash for the period	$(101,457)	$107,217

Cash Flows from Operating Activities

For the six months ended August 31, 2018, net cash flows used in operating activities consisted of a net loss of $205,923, reduced by depreciation of $4,306, accrued management fees of $100,000 and accounts payable and accrued liabilities of $3,160 and increased by prepaid expenses of $3,000.

For the period from inception December 28, 2017 to February 28, 2018, net cash flows used in operating activities consisted of a net loss of $33,192, reduced by depreciation of $886, and stock-based compensation of $1,000.

Cash Flows from Investing Activities

For the six months ended August 31, 2018, our company did not have any investing activities.

For the period from inception December 28, 2017 to February 28, 2018, we used $95,447 in the purchase of equipment.

Cash Flows from Financing Activities

For the six months ended August 31, 2018, our company did not have any financing activities.

For the period from inception December 28, 2017 to February 28, 2018, we received $234,000 from issuance of common shares.

As of the date of this offering, we have not generated revenues from our business operations. For the period ending February 28, 2018, we issued 117,000,000 shares of common stock and 9,996,000* shares of Preferred Stock as part of the reverse merger.

Our cash balance is $5,760 and $107,217 as of August 31, 2018 and February 28, 2018, respectively. Our cash balance is not sufficient to fund our limited levels of operations for any extended period of time. The company is paying all costs associated with this offering and shall pay any additional funds that may be required. Accordingly, we anticipate that our current cash on hand is not sufficient to meet our obligations. Based on our disclosure above under “Use of Proceeds,” which is based on utilizing less than $20,000 for this offering, we anticipate that any level of capital raised above 25% will allow us minimal operations for a twelve-month period.

The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officers have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of two individuals, one of them being our executive officer and financial officer with the other as director. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and/or directors and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

____________

* Mr. Kirkland and Mr. Jones resigned on October 29, 2018 and their shares were surrendered as disclosed above.

22

Trends and Key Factors Affecting Our Performance

The core elements of our growth strategy include installation of 100 units as a pilot program to demonstrate the effectiveness of our product and service which requires sufficient capital to build and install those units. Allowing units to operate in a real-word installation environment for a minimum of two months is necessary to collect the data needed to sell service contracts. We plan to invest significant resources to accomplish these goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly manufacturing costs, marketing costs, installation costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

Our Company is in the process of raising capital to commence operations, and as of the date of this report, we have acquired equipment for the demonstration of our service solution, though we have not yet begun manufacturing or installation operations. All our operations to date have been capital raising and developing our business plan. Accordingly, we have not experienced any recognizable trends in the last fiscal year. We intend to manufacture and install our technology product and service solution once we commence operations and begin analyzing trends at that time.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the periods ended February 28, 2018 and August 31, 2018 .

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

23

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name (1)	Position	Age	Term of Office	Approximate Hours Per Week

Todd Higley	President, Chief Executive Officer and Director		From February 19, 2018 to Present	As required
Phil Kirkland*	Chief Financial Officer and Director		From February 19, 2018 to October 29, 2018	N/A
Cecilia Widner-White	Director		From February 19, 2018 to Present	As required
Devon Jones*	Director		From February 19, 2018 to October 29, 2018	N/A

_________

(1)	All addresses shall be considered 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835
*	Mr. Kirkland and Mr. Jones resigned October 29, 2018

Todd Higley, President, Chief Executive Officer and Director

Todd Higley is a 24-year veteran entrepreneur, business consultant, financing specialist, and expert in consultative sales. For the last 9 years he has been Managing Member of Higley & Higley Worldwide, LLC providing sales, marketing, research, and management consulting to clients in retail, manufacturing, green technology, and mortgage industries. Mr. Higley has advised both established and start-up businesses on their structures and financing requirements, process improvement, and performance enhancement. Mr. Higley spent years cultivating the relationships required to successfully implement these structures.

Recently, Mr. Higley has dedicated a multi-year effort performing independent research on the electric utility industry acquiring vast knowledge of the problems facing the industry and the solutions provided by PAS technology. In years past, he assisted in the creation of a team which finances 100% of multiple energy efficiency products using the savings those products create to pay back the financing. Mr. Higley excels at finding solutions for his clients, and delights at bringing creative products and disruptive technologies to market.

With over 20 years in the mortgage profession to hone his sales and business management skills, Mr. Higley closed well over $200 Million in residential and commercial loans, worked both retail and wholesale channels for top lenders, founded and ran his own brokerage, and consulted on sales, management, and operation improvements for others.

Mr. Higley holds an MBA from California State University San Bernardino with an emphasis in entrepreneurship. Though formally trained with a degree in Economics at BYU, he has spent many years since shedding the theories of the “dismal science” favoring instead the lessons learned from real-world experience. Mr. Higley is fueled by his desire to help others and improve the world around him.

24

Cecilia Widner-White, Director

Mrs. Widner-White currently works as the Lead SWAT Nurse for Swedish Edmonds Hospital in Edmonds, Washington and has held that position for the last 7 years has managed a team of SWAT Nurses who provide medical and emergency response in the hospital. In addition, and for the last 25 years, Mrs. Widner-White worked closely with her husband Bob Widner, the Widner family, and TriPac Systems, Inc. to support the Research and Development of the PAS and to develop a marketing strategy.

With 50 years of clinical and bedside nursing experience as a Registered Nurse she has held numerous positions, including Assistant Director of Nursing. In her career she was instrumental in starting a surgical ICU, opened new hospitals, as well as establishing the first open-heart program in a local hospital.

Mrs. Widner-White provides management depth having hired nursing personnel, written policies and procedures, and overseeing the day-to-day functioning of nursing units. She has demonstrated critical thinking, mentoring, and the ability to educate those in her charge.

She serves as a Director for the company and is committed to the success and the global impact of the PAS technology.

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Item 11: Compensation of Directors and Executive Officers

Name (1)	Capacities in which Compensation was Received (2)	Cash Compensation 2018	Cash Compensation 2019	Other Compensation	Total Compensation

Todd Higley	President, Chief Executive Officer and Director	0	$100,000(3)	0	0
Phil Kirkland*	Chief Financial Officer and Director	0	0	0	0
Cecilia Widner-White	Director	0	$100,000	0	0
Devon Jones*	Director	0	0	0	0

_________

1	All addresses shall be considered 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835
2

We reimburse our officers and directors for reasonable expenses incurred during the course of their performance and for extraordinary services; however, we do not compensate our directors for attendance at meetings. We have no long-term incentive plans.

3	Mr. Higley shall not receive compensation until sufficient funds have been raised in this offering.
*	Mr. Kirkland and Mr. Jones resigned October 29, 2018

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of January 31, 2019 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	Each of our Directors and the named Executive Officers;
•	All of our Directors and Executive Officers as a group; and
•	Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock
•	All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse. Percentage of beneficial ownership before the offering is based on 207,050,000 shares of common stock and 6,121,000 shares of Preferred Stock outstanding as of January 31, 2019. Unless otherwise noted below, the address of each person listed on the table is c/o Vortex Brands Inc, 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835.

26

If Series C Preferred Shares are not converted into common shares:

	Common Shares Beneficially Owned Prior to Offering		Common Shares Beneficially Owned After the Offering		Series C Preferred Shares Beneficially Owned Before and After the Offering
Name and Position of Beneficial Owner	Number	Percent	Number	Percent	Number	Percent
(Each person owning more than 10% not yet known)	O/S	O/S	O/S	O/S	0	0
Todd Higley	0	0	0	0	2,000,000	32.24
Cecilia Widner-White	0	0	0	0	2,000,000	32.24
Other Shareholders as a Group	O/S	O/S	O/S	O/S	2,121,000	35.52

Total	207,050,000	100	1,207,050,000	100	6,121,000	100

If Series C Preferred Shares are all converted into common shares after the offering at a ratio of 1:100:

	Common Shares Beneficially Owned Prior to Offering		Common Shares Beneficially Owned After the Offering and the conversion		Series C Preferred Shares Beneficially Owned Before the Offering and the conversion
Name and Position of Beneficial Owner	Number	Percent	Number	Percent	Number	Percent
(Each person owning more than 10% not yet known)	O/S	O/S	O/S	O/S	0	0
Todd Higley	0	0	200,000,000	12.45	2,000,000	32.24
Cecilia Widner-White	0	0	200,000,000	12.45	2,000,000	32.24
Other Shareholders as a Group	O/S	O/S	O/S	O/S	2,121,000	35.52

Total	207,050,000	100	1,607,050,000	100	6,121,000	100

Item 13: Interest of Management and Others in Certain Transactions

Related Party Transactions

The Company and its officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•	Election of the Board of Directors
•	Removal of any Directors
•	Amendments to the Company’s Articles of Incorporation or bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

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Lease of Office Space

Our office space needs are limited at the current time. We have moved our demonstration unit to Tripac's Washington State location to standardize unit design and assembly for the upcoming pilot program. Mr. Kirkland and Mr. Jones, our prior directors, had provided space in the past, and their company is being compensated as per the termination agreement. Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835.

Employment Agreements

As of February 28, 2018, we do not have any employment or consulting agreements with any directors or officers. Our officers have the flexibility to work on our business as required to execute the business plan and are prepared to devote more time to our operations as may be required. The officers and directors have agreed to receive stock as described herein as compensation for their employment. In addition to stock allocations, Mr. Higley and Mrs. Widner-White have agreed to $100,000 each in annual deferred compensation, until such time as sufficient operating capital has been raised.

Equity Transactions

The officers and directors listed in Item 12 have received 2,000,000 Series C Preferred shares as described above.

On February 19, 2018, the Company executed a reverse merger with Blockchain Energy, Inc. whereby the Company acquired 100% of Blockchain Energy, in exchange for 117,000,000 shares of Vortex Brands common stock and 9,996,000* shares of Series C Preferred Stock. Immediately prior to the reverse merger, there were 90,050,000 common shares outstanding and 1,077,016 shares of Super Preferred shares outstanding and Tom Olmstead was the sole officer/director. After the reverse merger, the Company had 207,050,000 Common shares outstanding and 9,996,000* shares of Series C Preferred shares outstanding and the Super Preferred were cancelled as agreed by Tom Olmstead as part of the reverse merger. For accounting purposes, this transaction is being accounted for as a reverse merger and has been treated as a recapitalization of the Company with Blockchain being considered the accounting acquirer, and the financial statements of the accounting acquirer became the financial statements of the registrant. The Company did not recognize goodwill or any intangible assets in connection with the transaction. The shares issued to the shareholders of Blockchain in conjunction with the share exchange transaction have been presented as outstanding for all periods. The historical consolidated financial statements include the operations of the accounting acquirer for all periods presented.

* Mr. Kirkland and Mr. Jones resigned on October 29, 2018 and their shares were surrendered as disclosed above.

In January 2019 the company sold 125,000 Series C Preferred shares which have a 24-month restriction before they can be converted to common stock.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our directors plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our board and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Disclosure

One of our Directors, Ms. Widner, has an indirect ownership, by way of marriage, in one of our vendor companies, Tripac Systems, owned by Ms. Widner’s spouse. Ms. Widner’s ownership is assumed to be 50% since the State of Washington, her residence, is a community property state.

28

Item 14: Securities Being Offered

We have authorized capital stock consisting of 3,000,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing, we have 207,050,000 shares of Common Stock, 6,121,000 shares of Preferred Series C Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Preferred Series C Stock

The Company has 6,121,000 shares of Series C Convertible Preferred Stock with a par value of $0.0001 per share issued and outstanding.

Initially, there will be no dividends due or payable on the Series C Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Series C Preferred shall have the following liquidation preferences over any other class of stock:

“In the event of a Liquidation Event, the Holders of the SERIES C PREFERRED STOCK shall have the same rights as holders of Common Stock, except that each share of outstanding SERIES C PREFERRED STOCK shall have one thousand (1,000) times the rights as each share of Common Stock (“Liquidation Ratio”). Collectively, the holders of the then outstanding shares of Common Stock and the holders of the then outstanding shares of SERIES C PREFERRED STOCK shall be entitled to receive all of the remaining assets of the Corporation available for distribution to such stockholders. The distribution shall be ratable, in proportion to the number of shares of the Common Stock and/or Series C Preferred Stock held by them, after giving effect to the Liquidation Ratio.”

Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to two thousand five hundred (2,500) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series C Preferred Stock into a 100 of fully paid and non-assessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

29

The Series C Preferred has the following anti-dilution language:

“For a period of 24 months after the Preferred is issue, the conversion price of the Series C Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares and the fully convertible positions of this Series C Preferred. At the expiration of the anti-dilution period, the conversion rate in Section V (A) above shall be equal to a conversion rate equal to 72.5% on the Common Stock. For example, if on the date of expiration of the anti-dilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series C Preferred Stock shall convert at a rate of 181.9 common shares for each 1 Series Preferred Share.”

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The anti-dilution feature will not be triggered because of this offering since the price of the current offering is fixed at $0.005 per share, higher than the as-issued price of Series C Preferred of $0.001 per share disclosed on page 13 above.

The company has evaluated the Series C Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

Options and Warrants

None.

Legal Matters

The validity of the securities offered by this Offering Circular has been passed upon for us by Yuri Kvichko, 520 Capitol Mall, Suite 150, Sacramento, CA 95814.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.www.blockchainenergyinc.com After the completion of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

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VORTEX BRANDS CO.

FEBRUARY 28, 2018

31

Certified Public Accountants (a professional corporation) 50 West Broadway, Suite 600 Salt Lake City, UT 84101 (801) 532-7800 Fax (801) 328-4461

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Vortex Brands, Co.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Vortex Brands, Co. (the Company) as of February 28, 2018, and the related consolidated statements of income, stockholders’ equity, and cash flows for the period from December 28, 2017 through February 28, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2018, and the results of its operations and its cash flows for the period from December 28, 2017 through February 28, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative cash flows from operations and does not currently have revenue generating operations. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

July 27, 2018

We have served as the Company’s auditor since 2018.

	1785 West Printers Row	5974 South Fashion Pointe Dr., Suite 120	1221 West Mineral Avenue, Suite 202	873 North Cleveland Avenue	2702 N Loop 1604 East, Suite 202
An Association of	Salt Lake City, Utah 84119	South Ogden, Utah 84403	Littleton, Colorado 80120-4544	Loveland, Colorado 80537	San Antonio, Texas 78232
Independent Accounting Firms	(801) 972-4800	(801) 479-4800	(303) 734-4800	(303) 577-4800	(210) 979-0055

F-1

VORTEX BRANDS CO.

Consolidated Balance Sheet

As of
February 28,
2018
Assets
Current assets
Cash	$107,217
Total current assets	107,217

Other assets
Property and equipment, net	94,591
Total Assets	$201,808

Liabilities and Stockholders' Equity
Total liabilities	$-

Commitments and Contingencies	-

Stockholders' equity
Preferred stock: 20,000,000 authorized; $0.0001 par value
Series C Preferred Stock, 9,996,000 shares designated and authorized; $0.0001 par value; 9,996,000 shares issued and outstanding	1,000
Common stock: 1,230,000,000 authorized; $0.0001 par value
207,050,000 shares issued and outstanding	20,705
Additional paid-in capital	213,295
Accumulated deficit	(33,192)
Total stockholders' equity	201,808

Total Liabilities and Stockholders' Equity	$201,808

The accompanying notes are an integral part of these consolidated financial statements.

F-2

VORTEX BRANDS CO.

Consolidated Statement of Operations

From inception
(December 28, 2017) to
February 28,
2018

Revenues	$-

Operating Expenses
General and administrative	9,192
Research and development	8,000
Professional fees	16,000
Total operating expenses	33,192

Operating Loss	(33,192)

Loss before income taxes	(33,192)
Provision for income taxes	-

Net Loss	$(33,192)

Basic and diluted loss per common share	$(0.00)
Basic and diluted weighted average common shares outstanding	56,852,381

The accompanying notes are an integral part of these consolidated financial statements.

F-3

VORTEX BRANDS CO.

Consolidated Statements of Changes in Stockholders' Equity

For the period from Inception (December 28, 2017) to February 28, 2018

	Series C		Common Stock		Additional		Total
	Preferred Stock		Number of		Paid in	Accumulated	Shareholders'
	Shares	Amount	shares	Amount	Capital	Deficit	Equity

Balance, December 28, 2017 (inception)	-	$-	-	$-	$-	$-	$-

Preferred shares issued for services	9,996,000	1,000	-	-	-	-	1,000
Common shares issued for cash	-	-	117,000,000	11,700	222,300	-	234,000
Recapitalization	-	-	90,050,000	9,005	(9,005)	-	-
Net loss for the period	-	-	-	-	-	(33,192)	(33,192)
Balance, February 28, 2018	9,996,000	$1,000	207,050,000	$20,705	$213,295	$(33,192)	$201,808

The accompanying notes are an integral part of these consolidated financial statements.

F-4

VORTEX BRANDS CO.

Consolidated Statement of Cash Flows

From Inception
(December 28, 2017) to February 28
2018

Cash Used in Operating Activities
Net loss for the period	$(33,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,000
Depreciation	886
Net Cash Used in Operating Activities	(31,306)

Cash Used in Investing Activities
Purchases of equipment	(95,477)
Net Cash Used in Investing Activities	(95,477)

Cash Provided by Financing Activities
Proceeds from issuance of common shares	234,000
Net Cash Provided by Financing Activities	234,000

Net increase in cash for the period	107,217
Cash at beginning of period	-
Cash at end of period	$107,217

Supplemental Cash Flow Information:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

VORTEX BRANDS CO.

Notes to the Consolidated Financial Statements

February 28, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Vortex Brands Co., (“Vortex”, the "Company") is a Colorado corporation incorporated on May 6, 2005. It is based in Sacramento, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is February 28 (February 29 in leap years).

The Company has no operations prior to the reverse merger with Blockchain Energy, Inc.

After the reverse merger, the Company distributes and leases multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities worldwide. PAS is the only technology designed to address a one-hundred-year-old problem that was thought of as inherent and “unsolvable”: the inefficient power consumption caused by electric motors. The solution will extend the life of the grid by protecting it from excessive wear and damage, improve grid reliability by reducing line congestion and increasing reserve margin while creating true cost savings for the utility. Poor power efficiency has been the unsolvable issue in every facility that operates electric motors. PAS is designed to address industrial and commercial use applications in a scalable solution. Operations initially are focused in California before expanding nationwide.

Share Exchange and Reorganization

On February 25, 2018, and pursuant to a Securities Purchase Agreement, the Company and Blockchain Energy, Inc. (“Blockchain Energy”), have determined that all conditions necessary to close the Share Exchange Agreement have been satisfied and therefore as of the date hereof, the Share Exchange Agreement was closed and as such Blockchain Energy has become a wholly-owned subsidiary of the Company. As per the Share Exchange Agreement, the Company acquired 235,000 common shares and 9,996,000 preferred shares of Blockchain Energy, representing 100% of the issued and outstanding equity of Blockchain Energy, from the Blockchain Energy shareholders (the “Blockchain Energy Shares”) and in exchange the Company issued to the Blockchain Energy shareholders 117,000,000 shares of common stock and 9,996,000 shares of Series C Preferred Stock.

Recapitalization

For financial accounting purposes, this transaction was treated as a reverse acquisition by Blockchain Energy and resulted in a recapitalization with Blockchain Energy being the accounting acquirer and Vortex as the acquired company. The consummation of this reverse acquisition resulted in a change of control. Accordingly, the historical financial statements prior to the acquisition are those of the accounting acquirer, Blockchain Energy and have been prepared to give retroactive effect to the reverse acquisition completed on February 25, 2018 and represent the operations of Blockchain Energy. The consolidated financial statements after the acquisition date, February 25, 2018 include the balance sheets of both companies at historical cost, the historical results of Blockchain Energy and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

F-6

Principles of Consolidation

For February 28, 2018, the consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Blockchain Energy, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $107,217 and in cash and cash equivalents as of February 28, 2018.

Financial Instruments

The Company's financial instruments consist primarily of cash, prepaid expenses, deposits, and accounts payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Related Parties

We follow ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 6).

Research and Development Expenses

We follow ASC 730, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development. Research and development costs of $8,000 were incurred for the period ended February 28, 2018.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

F-7

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company incurred $1,000 in stock-based compensations costs for the period ended February 28, 2018.

Impairment of long-lived assets

We evaluate carrying value of long-lived assets whenever events or changes in circumstances would indicate that it is more likely than not their carrying values may exceed their realizable values, and records impairment charges when considered necessary. When circumstances indicate that impairment may have occurred, the Company tests such assets for recoverability by comparing the estimated undiscounted future cash flows expected to result from the use of such assets and their eventual disposition to their carrying amount. In estimating these future cash flows, assets and liabilities are grouped at a lowest level for which there are identifiable cash flows that are largely independent of the ash flows generated by other such groups. If the undiscounted future cash flows are less than the carrying amount of the asset, an impairment loss, measured as the excess of the carrying value of the asset over its estimated fair value, is recognized. Fair values are determined based on discounted cash flows, quoted market values or external appraisals as applicable.

Fixed Assets

Property and equipment are carried at cost less accumulated depreciation. Cost includes all direct costs necessary to acquire and prepare assets for use. The costs of repairs and maintenance are expensed when incurred, while expenditures for refurbishments and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. When assets are retired or sold, the asset cost and related accumulated depreciation are eliminated with any remaining gain or loss recognized in net earnings.

Depreciation is recorded on the straight-line method over estimated useful lives, generally as follows:

Equipment	10 years

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes.” The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As at February 28, 2018, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Uncertain Tax Positions

The Company follows guidance issued by the FASB regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

The Company records income tax related interest and penalties as a component of the provision for income tax expense. As of February 28, 2018, the Company determined there were no uncertain tax provisions.

F-8

Basic and Diluted Net Loss Per Common Share

The Company follows ASC 260, “Earnings per Share” (“EPS”), which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share are computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s earnings subject to anti-dilution limitations. In a period in which the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have an anti-dilutive impact. For the period ended February 28, 2018, potentially dilutive common shares consist of common stock issuable upon the conversion of 9,996,000 shares of Series C Preferred Stock (using the if converted method).

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of February 28, 2018.

Revenue Recognition

Effective March 1, 2018, the Company Adopted ASC 606, “Revenue from Contracts with Customers.” The Company has evaluated the new guidance and its adoption did not have a significant impact on the Company’s financial statements and a cumulative effect adjustment under the modified retrospective method of adoption will not be necessary. The will be no change to the Company’s accounting policies.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) which supersedes existing guidance on accounting for leases in “Leases (Topic 840).” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the effects of adopting ASU 2016-02 on its consolidated financial statements but the adoption is not expected to have a significant impact on the Company’s consolidated financial statements as of the date of the filing of this report.

In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business.” This new standard clarifies the definition of a business and provides a screen to determine when an integrated set of assets and activities is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This new standard will be effective for the Company on March 1, 2018. The Company will evaluate the effects of adopting the standard if and when it is deemed to be applicable.

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

F-9

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of February 28, 2018, the Company has a loss from operations, an accumulated deficit and nominal revenue. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ended February 28, 2019.

Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 – FIXED ASSETS, NET

Fixed assets, net at February 28, 2018 consist of the following:

February 28, 2018

Technical equipment	95,477
Less: accumulated depreciation	(886)
Equipment	$94,591

NOTE 5 – STOCKHOLDERS’ EQUITY

On February 25, 2018, pursuant to the Share Exchange Agreement (See Note 1), the Company issued 117,000,000 shares of common stock and 9,996,000 shares of Series C Preferred stock to the shareholders of Blockchain Energy. As a result of reverse acquisition accounting, these shares are treated as having been outstanding from the date of issuance of the Blockchain Energy shares and the Company recognized 90,050,000 shares as recapitalization.

Preferred Stock

On July 25, 2018, the Company amended its Articles of Incorporation and authorized 20,000,000 preferred shares with a par value of $0.0001 per share. The Board of Directors are authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Series C Preferred Stock

The Company designated 9,996,000 shares of Series C Convertible Preferred Stock with a par value of $0.0001 per share.

Initially, there will be no dividends due or payable on the Series C Preferred Stock. Any future terms with respect to dividends shall be determined by the Board consistent with the Corporation’s Certificate of Incorporation. Any and all such future terms concerning dividends shall be reflected in an amendment to this Certificate, which the Board shall promptly file or cause to be filed.

All shares of the Series C Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series A Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series C Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

F-10

The Series C Preferred shall have the following liquidation preferences over any other class of stock:

“In the event of a Liquidation Event, the Holders of the SERIES C PREFERRED STOCK shall have the same rights as holders of Common Stock, except that each share of outstanding SERIES C PREFERRED STOCK shall have one thousand (1,000) times the rights as each share of Common Stock (“Liquidation Ratio”). Collectively, the holders of the then outstanding shares of Common Stock and the holders of the then outstanding shares of SERIES C PREFERRED STOCK shall be entitled to receive all of the remaining assets of the Corporation available for distribution to such stockholders. The distribution shall be ratable, in proportion to the number of shares of the Common Stock and/or Series C Preferred Stock held by them, after giving effect to the Liquidation Ratio.”

Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to two thousand five hundred (2,500) Common Shares. Except as provided by law, or by the provisions establishing any other series of Preferred Stock, holders of Series C Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

Each holder of shares of Series C Preferred Stock may, at any time and from time to time, convert (an “Optional Conversion”) each of its shares of Series C Preferred Stock into a 100 of fully paid and non-assessable shares of Common Stock; provided, however, that any Optional Conversion must involve the issuance of at least 100 shares of Common Stock.

The Series C Preferred has the following anti-dilution language:

“For a period of 24 months after the Preferred is issue, the conversion price of the Series C Preferred will be subject to adjustment to prevent dilution in the event that the Company issues additional shares at a purchase price less than the applicable conversion price. The conversion price will be subject to adjustment on a weighted basis that takes into account issuances of additional shares and the fully convertible positions of this Series C Preferred. At the expiration of the anti-dilution period, the conversion rate in Section V (A) above shall be equal to a conversion rate equal to 72.5% on the Common Stock. For example, if on the date of expiration of the anti-dilution clause there are 500,000,000 shares of Common Stock issued and outstanding then each Series C Preferred Stock shall convert at a rate of 181.9 common shares for each 1 Series Preferred Share.”

In the event of a reverse split the conversion ratio shall not be change. However, in the event a forward split shall occur then the conversion ratio shall be modified to be increased by the same ratio as the forward split.

The company has evaluated the Series C Preferred Stock in accordance with ASC 815 and has determined their conversion options were for equity and ASC 815 does not apply.

The Series C Preferred Stock is non-redeemable.

As at February 28, 2018, 9,996,000 shares of Series C Preferred Stock were issued and outstanding.

Common Stock

On July 25, 2018, the Company amended its Articles of Incorporation and authorized 1,230,000,000 common shares with a par value of $0.0001 per share. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

During the period ended February 28, 2018, the Company issued 117,000,000 shares of common stock for $234,000.

As of February 28, 2018, 207,050,000 shares of common stock were issued and outstanding.

F-11

NOTE 5 – PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

February 28, 2017
Income tax expense (benefit) at statutory rate	$6,970
Depreciation	(530)
Other	(210)
Valuation allowance	(5,989)
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

February 28, 2018
NOL carry forward	$(7,290)
Depreciation	(530)
Valuation allowance	7,820
Net deferred tax asset	$-

Utilization of the NOL carry forwards, which expire 20 years from when incurred, of approximately $6,970 for federal income tax reporting purposes, may be subject to an annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"). These ownership changes may limit the amount of the NOL carry forwards that can be utilized annually to offset future taxable income and tax, respectively. In general, an "ownership change" as defined by Section 382 of the Code results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders.

The tax return for the period ended February 28, 2018, is subject to review by the tax authorities.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the period ended February 28, 2018, the Company paid $10,000 to Company owned by our Chief Executive Officer for consulting on the development of the business plan, business model, and extensive electrical industry research.

During the period ended February 28, 2018, the Company paid lease fees of $6,700 to the Company which majority stockholders are our Chief Financial Officer and Director.

During the period ended February 28, 2018, the Company paid $90,976 for fixed assets purchases as well as $8,500 in consulting fees to a vendor company whose principal is the spouse of one of our Directors.

F-12

Other

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

As our office space needs are limited at the current time, we currently have housed our operating unit at 2376 Gold River Rd., Rancho Cordova, CA 95670. Mr. Kirkland and Mr. Jones, our directors, are providing this space for the company for free for the time being, however, the Company has provided lease payments in the past.

The officers and directors have agreed to receive stock as compensation for their employment. Subsequent to February 28, 2018, in addition to stock allocations, Mr. Higley and Mrs. Widner-White have agreed to $100,000 each in annual deferred compensation, until such time as sufficient operating capital has been raised.

NOTE 7 – SUBSEQUENT EVENTS

Management evaluated all events subsequent to the balance sheet date through to July 27, 2018, the date the financial statements were available to be issued, and determined there were no events or transactions that require recognition or disclosure.

F-13

VORTEX BRANDS CO.

August 31, 2018

INDEX TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-14

VORTEX BRANDS CO.

Condensed Consolidated Balance Sheets

(Unaudited)

	As of	As of
	August 31,	February 28,
	2018	2018
Assets
Current assets
Cash	$5,760	$107,217
Prepaid expenses	3,000	-
Total current assets	8,760	107,217

Other assets
Property and equipment, net	90,285	94,591
Total Assets	$99,045	201,808

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable and accrued liabilities	$3,160	$-
Accrued management fees	100,000	-
Total liabilities	103,160	-

Commitments and Contingencies	-

Stockholders' equity (deficit)
Preferred stock: 20,000,000 authorized; $0.0001 par value Series C Preferred Stock, 9,996,000 shares designated; $0.0001 par value; 9,996,000 shares issued and outstanding	1,000	1,000
Common stock: 3,000,000,000 shares authorized; $0.0001 par value 207,050,000 shares issued and outstanding	20,705	20,705
Additional paid-in capital	213,295	213,295
Accumulated deficit	(239,115)	(33,192)
Total stockholders' equity (deficit)	(4,115)	201,808

Total Liabilities and Stockholders' Equity (Deficit)	$99,045	$201,808

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-15

 VORTEX BRANDS CO.

Condensed Consolidated Statement of Operations

(Unaudited)

Six Months
Ended
August 31,
2018

Revenues	$-

Operating Expenses
General and administrative	116,552
Research and development	41,027
Professional fees	48,344
Total operating expenses	205,923

Operating Loss	(205,923)

Loss Before Income Taxes	(205,923)
Provision for income taxes	-

Net Loss	$(205,923)

Basic and diluted loss per common share	$(0.00)
Basic and diluted weighted average common shares outstanding	207,050,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-16

 VORTEX BRANDS CO.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

Six Months Ended
August 31,
2018

Cash Used in Operating Activities
Net loss for the period	$(205,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	4,306
Changes in non-cash working capital balances:
Prepaid expenses	(3,000)
Accounts payable and accrued liabilities	3,160
Accrued management fees	100,000
Net Cash Used in Operating Activities	(101,457)

Net change in cash for the period	(101,457)
Cash at beginning of period	107,217
Cash at end of period	$5,760

Supplemental Cash Flow Information:
Cash paid for income taxes	$-
Cash paid for interest	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

VORTEX BRANDS CO.

Notes to the Unaudited Condensed Consolidated Financial Statements

August 31, 2018

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Vortex Brands Co., (“Vortex”, the "Company") is a Colorado corporation incorporated on May 6, 2005. It is based in Anacortes, Washington. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company's fiscal year end is February 28 (February 29 in leap years).

The Company has no operations prior to the reverse merger with Blockchain Energy, Inc.

After the reverse merger, the Company distributes and leases multi-purpose Phase Angle Synchronization (PAS) equipment to electric utilities worldwide. PAS is the only technology designed to address a one-hundred-year-old problem that was thought of as inherent and “unsolvable”: the inefficient power consumption caused by electric motors. The solution will extend the life of the grid by protecting it from excessive wear and damage, improve grid reliability by reducing line congestion and increasing reserve margin while creating true cost savings for the utility. Poor power efficiency has been the unsolvable issue in every facility that operates electric motors. PAS is designed to address industrial and commercial use applications in a scalable solution. Operations initially are focused in California before expanding nationwide.

Share Exchange and Reorganization

On February 25, 2018, and pursuant to a Securities Purchase Agreement, the Company and Blockchain Energy, Inc. (“Blockchain Energy”), have determined that all conditions necessary to close the Share Exchange Agreement have been satisfied and therefore as of the date hereof, the Share Exchange Agreement was closed and as such Blockchain Energy has become a wholly-owned subsidiary of the Company. As per the Share Exchange Agreement, the Company acquired 235,000 common shares and 9,996,000 preferred shares of Blockchain Energy, representing 100% of the issued and outstanding equity of Blockchain Energy, from the Blockchain Energy shareholders (the “Blockchain Energy Shares”) and in exchange the Company issued to the Blockchain Energy shareholders 117,000,000 shares of common stock and 9,996,000 shares of Series C Preferred Stock.

Recapitalization

For financial accounting purposes, this transaction was treated as a reverse acquisition by Blockchain Energy and resulted in a recapitalization with Blockchain Energy being the accounting acquirer and Vortex as the acquired company. The consummation of this reverse acquisition resulted in a change of control. Accordingly, the historical financial statements prior to the acquisition are those of the accounting acquirer, Blockchain Energy and have been prepared to give retroactive effect to the reverse acquisition completed on February 25, 2018 and represent the operations of Blockchain Energy. The consolidated financial statements after the acquisition date, February 25, 2018 include the balance sheets of both companies at historical cost, the historical results of Blockchain Energy and the results of the Company from the acquisition date. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

F-18

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 1-A and Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six months ended August 31, 2018 are not necessarily indicative of the results that may be expected for the year ending February 28, 2019. Notes to the unaudited interim consolidated financial statements that would substantially duplicate the disclosures contained in the audited financial statements for fiscal year 2018 have been omitted. This report should be read in conjunction with the audited financial statements and the footnotes thereto for the fiscal year ended February 28, 2018 included in the Company’s Form 1-A, as amended, as filed with the Securities and Exchange Commission.

Principles of Consolidation

The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary, Blockchain Energy, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $5,760 and $107,217 in cash and cash equivalents as of August 31, 2018 and February 28, 2018, respectively.

Financial Instruments

The Company's financial instruments consist primarily of cash, prepaid expenses, deposits, and accounts payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Research and Development Expenses

We follow ASC 730, “Research and Development,” and expense research and development costs when incurred. Accordingly, third-party research and development costs, including designing, prototyping and testing of product, are expensed when the contracted work has been performed or milestone results have been achieved. Indirect costs are allocated based on percentage usage related to the research and development. Research and development costs of $41,027 were incurred for the period ended August 31, 2018.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of August 31, 2018, the Company has a loss from operations, an accumulated deficit, no revenue, and a working capital deficiency. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ended February 28, 2019.

Management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-19

NOTE 4 – FIXED ASSETS, NET

Fixed assets, net at August 31, 2018 consist of the following:

	August 31,	February 28,
	2018	2018

Technical equipment	$95,477	$95,477
Less: accumulated depreciation	(5,192)	(886)
Equipment	$90,285	$94,591

NOTE 5 – RELATED PARTY TRANSACTIONS

Other

The officer and directors of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Our office space needs are limited at the current time. From January 1, 2018 through October 1, 2018 our prior directors, Mr. Kirkland and Mr. Jones had provided space, and were compensated in the form of partial rent payments. As of October 29, 2018, Mr. Kirkland and Mr. Jones resigned from the company under a termination agreement wherein their company will receive remuneration under that agreement. As of October 1, 2018, we have moved our demonstration unit to Tripac's Washington State location to standardize unit design and assembly for the upcoming pilot program. Our corporate business address is: 3511 Del Paso Rd., Ste. 160 PMB 208, Sacramento, CA 95835.

The officer and directors have agreed to receive stock as compensation for their employment. Mr. Higley and Mrs. Widner-White have agreed to $100,000 each in annual deferred compensation, until such time as sufficient operating capital has been raised. As of August 31, 2018, the Company recorded accrued salary of $100,000.

NOTE 6 – EQUITY

Effective August 24, 2018, the Company amended the total number of authorized shares of stock of the Company to 3,020,000,000 shares. The total number of authorized shares of the Company is currently 20,000,000 shares of preferred stock and 3,000,000,000 shares of Common Stock.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

On October 29, 2018, as part of the resignation of two of our directors, they agreed to cancel and return to the Company 4,000,000 shares of Series C  preferred stock.

During January 2019, the Company issued 125,000 shares of Series C Preferred Stock for $25,000.

F-20

PART III – EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date

2.1	Articles of Incorporation, as filed with the Colorado Secretary of State	SB-2	3.1	09/01/2006
2.2	Amended Articles of Incorporation, as filed on January 15, 2007	10-Q	3.2	05/20/2008
2.3	Amended Articles of Incorporation, as filed on July 10, 2007	8-K	3.1	12/27/2007
2.4	Statement of Correction of Articles of Incorporation, as filed on May 2, 2008	10-Q	3.3	05/20/2008
2.5*	Statement of Correction of Articles of Incorporation, as filed on June 5, 2008
2.6*	Amended Articles of Incorporation, as filed on May 28, 2014
2.7*	Amended Articles of Incorporation, as filed on June 11, 2014
2.8*	Amended and Restated Articles of Incorporation, as filed on February 26, 2018
2.9*	Amended and Restated Articles of Incorporation, as filed on July 25, 2018
2.10*	Amended and Restated Articles of Incorporation, as filed on August 24, 2018*
2.11*	Series C Preferred Stock, as filed with the Colorado Secretary of State
2.12*	Amended and Restated Articles of Incorporation, as filed on January 29, 2019
2.13*	By-Laws of the Company
4.1*	Sample Subscription Agreement
6.1*	Termination Agreement
6.2*	Memorandum of Understanding
11.1*	Consent of Haynie & Company
12.1*	Opinion of Legality

_______

* Filed herewith.

** To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on February 19 , 2019.

VORTEX BRANDS, INC.

By:	/s/ Todd Higley
Name:	Todd Higley
Title:	Chief Executive Officer, Chief Financial Officer and Director (principal executive officer and principal financial officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Todd Higley	Chief Executive Officer, Chief Financial Officer and Director, and Director (principal executive officer, principal financial officer and principal accounting officer)	February 19 , 2019.

Name	Title	Date

/s/ Cecilia Widner-White	Director	February 19 , 2019.

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